Exhibit 99.1

Consent of Director Nominee of Csquare, Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 (the “Registration Statement”) of Csquare, Inc., a Delaware corporation, and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

Dated: June 10, 2026

By:	/s/ James Black
Name: James Black